UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

Medalist Diversified REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 S. 12th Street, Suite 401 Richmond, Virginia 23219
(Address of principal executive offices)

(804) 344-4435
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MDRR	The Nasdaq Capital Market
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	MDRRP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth in Item 5.02 below is incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2020, the Compensation Committee of the Board of Directors of Medalist Diversified REIT, Inc. (the “Company”) approved the Company’s entry into a consulting agreement (the “Consulting Agreement”) with Gunston Consulting, LLC (the “Consultant”), pursuant to which Mr. C. Brent Winn, Jr. (“Winn”) will provide chief financial officer services to the Company. The Consulting Agreement shall be effective as of March 1, 2020. The Company will pay the Consultant an agreed upon annual fee for such services and will reimburse the Consultant for expenses. The Consulting Agreement may be terminated immediately by the Company for cause, and may be terminated by the Company or the Consultant without cause upon 90 days written notice.

The Compensation Committee of the Board of Directors of the Company has appointed Mr. Winn as the Company’s Chief Financial Officer to serve as the Company’s principal financial officer and principal accounting officer effective immediately. In connection with this appointment, the Compensation Committee authorized the grant of 26,087 shares of the Company’s common stock to Mr. Winn pursuant to the Company’s 2018 Equity Incentive Plan. The issuance date of the foregoing grant of common stock will be determined by the Company.

C. Brent Winn, Jr., age 58, is the Company’s Chief Financial Officer. Prior to his appointment as the Chief Executive Officer, Mr. Winn provided chief financial officer services as an independent contractor of the Company beginning in February 2018. During his tenure, Mr. Winn has established the accounting, internal control and financial reporting systems of the Company, managed the financial accounting and reporting for the Company and its subsidiary entities, prepared the quarterly and annual financial statements and other financial elements of quarterly and annual reports and coordinated the annual audit and quarterly reviews. Mr. Winn’s experience in the commercial real estate industry dates to 1987 when he held various positions with CSX Realty, the real estate development and management subsidiary of CSX Corporation, including as an analyst in both the development and asset management groups, and as a manager in the development group. Subsequently, Mr. Winn also held positions in shareholder and investor relations for CSX Corporation. After his tenure with CSX Realty and CSX Corporation, Mr. Winn was a partner in the real estate consulting firms MGT Realty Advisors, Inc. and Realty Advisors, LLC, where he provided investment, development and asset management advisory services to institutional real estate owners. He was formerly the Senior Vice President, CFO and COO of the Virginia Home for Boys and Girls and the chief financial officer of Marz Industries, Inc. Mr. Winn received his B.A. in History from the University of Virginia, Master of Business Administration from the Mason School of Business at the College of William and Mary and a post-graduate degree in Accounting from the Virginia Commonwealth University.

There are no related party transactions between the Company and Mr. Winn, and Mr. Winn is neither related to, nor does he have any relationship with, any existing member of the board of directors of the Company or any executive officer of the Company.

A copy of the Consulting Agreement is filed as an exhibit to this Current Report on Form 8-K. The foregoing description of the terms of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits

Exhibit No.	Description

10.1	Consulting Agreement, dated as of March 1, 2020, by and between Medalist Diversified REIT, Inc. and Gunston Consulting, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: May 18, 2020	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chef Executive Officer, Chairman of the Board, Treasurer and Secretary